UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 6, 2016

6D GLOBAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35002	47-1899833
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

17 State Street, Suite 2550
New York, NY 10004
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 681-2345

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 6, 2016 the board of directors (the “Board”) of 6D Global Technologies, Inc. (the “Company”), including all members of the audit committee of the Board (the “Audit Committee”) and in consultation with the Company’s independent accounting firm SingerLewak LLP (“SingerLewak”), concluded that the Company’s interim financial statements as reported on the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2015 should not be relied upon because they incorrectly recorded the accretion for deemed dividends and issuance costs associated with the Company’s Series A Redeemable Convertible Preferred Stock, resulting in an overstatement in our net loss per common share attributable to common stockholders; incorrectly calculated an adjustment for the beneficial conversion feature associated with the Company’s Series A Redeemable Convertible Preferred Stock; and need to record an adjustment to goodwill to reflect the fair value of the stock consideration for the business acquisitions made during the first quarter of 2015.

The Company plans to amend its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015 to correct the above mentioned error.

Prior to filing this Form 8-K, the Audit Committee discussed the matters disclosed in this filing with SingerLewak.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

6D GLOBAL TECHNOLOGIES, INC.

Date: July 8, 2016	By: /s/ Tejune Kang
Name: Tejune Kang
Title: Chief Executive Officer